UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MFS Active Exchange Traded Funds Trust
(Exact name of registrant as specified in its charter)

The Commonwealth of Massachusetts	See Below
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

111 Huntington Avenue, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Title of each class to be registered	Name of Exchange on which each class is to be registered	I.R.S. Employer Identification Number
MFS Active Mid Cap ETF	New York Stock Exchange LLC	39-2795337

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-278691	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 4 to the MFS Active Exchange Traded Funds Trust (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-278691 and 811-23953), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR (Accession No. 0001741773-25-003000) on August 25, 2025, which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant pursuant to Rule 497 under the Securities Act. Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

1. Declaration of Trust, dated February 26, 2024, is incorporated herein by reference to Exhibit (a) 1 of the Registrant’s initial Registration Statement on Form N-1A, as filed with the SEC on April 15, 2024.

2. Amended and Restated Declaration of Trust, dated March 6, 2024, is incorporated herein by reference to Exhibit (a) 2 of the Registrant’s initial Registration Statement on Form N-1A, as filed with the SEC on April 15, 2024.

3. Certificate of Amendment, dated June 11, 2025, to the Declaration of Trust is incorporated herein by reference to Exhibit (a) 3 of Post-Effective Amendment No. 1 to the Registration Statement, as filed with the SEC on June 12, 2025.

4. Form of Certificate of Amendment to the Declaration of Trust is incorporated herein by reference to Exhibit (a) 4 of Post-Effective Amendment No. 3 to the Registration Statement, as filed with the SEC on July 17, 2025.

5. Master Amended and Restated By-Laws, dated January 1, 2002, as revised through September 25, 2024, is incorporated herein by reference to Exhibit (b) 1 of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A, as filed with the SEC on September 26, 2024.

6. Appendix A, as revised August 25, 2025, to the Master Amended and Restated By-Laws, dated January 1, 2002, as revised through August 25, 2025, is incorporated herein by reference to Exhibit (b) 2 of Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, as filed with the SEC on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MFS Active Exchange Traded Funds Trust
Date	September 17, 2025
By:	BRIAN E. LANGENFELD
Name:	Brian E. Langenfeld
Title:	Assistant Secretary